                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, For use of
                                              the Commission Only (as
                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             COMPUCOM SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                 [COMPUCOM LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -- MAY 18, 2000 --

Dear CompuCom Stockholder:

The 2000 Annual meeting of stockholders of CompuCom Systems, Inc. will be held on Thursday, May 18, 2000, at CompuCom's principal executive offices at 7171 Forest Lane, Dallas, Texas 75230 at 2:00 p.m. local time.

Only stockholders who owned stock at the close of business on March 31, 2000 can vote at this meeting or any adjournments that may take place. At the meeting we will elect 11 directors, vote for approval of the CompuCom Systems, Inc. 2000 Equity Compensation Plan, including authorizing 3,000,000 shares, vote for approval of a proposal to increase the number of shares for the CompuCom Employee Stock Purchase Plan by 1,000,000 shares, and attend to any other business properly presented at the meeting. We also will report on CompuCom's 1999 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

COMPUCOM'S BOARD OF DIRECTORS IS A VITAL RESOURCE. NO MATTER HOW MANY SHARES YOU HOLD, COMPUCOM CONSIDERS YOUR VOTE IMPORTANT, AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

This proxy statement, accompanying proxy card, and 1999 annual report are being mailed to stockholders beginning April 19, 2000, in connection with the solicitation of proxies by the board of directors.

Please contact M. Lazane Smith, senior vice president and chief financial officer, at (972) 856-3600 with any questions or concerns.

Sincerely,

/s/ J. Edward Coleman                             /s/ James A. Ounsworth
-----------------------------                    ------------------------------
Edward Coleman                                   James A. Ounsworth
Chief Executive Officer                          Secretary

April 19, 2000

                              QUESTIONS AND ANSWERS


Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on March 31, 2000, may vote at the annual meeting.

Q:   HOW MANY SHARES CAN VOTE?

A: On March 31, 2000, there were 48,657,146 common shares and 1,500,000 series B preferred shares issued and outstanding. In the election of directors, each series B preferred share may cast five votes for each common share into which a preferred share may be converted. Each series B preferred share is convertible into 1.477104 common shares. Every common stockholder may cast one vote for each share owned.

Q:   WHAT MAY I VOTE ON?

A: You may vote on the election of 11 directors who have been nominated to serve on our board of directors, approval of the 2000 Equity Compensation Plan, and the adoption of an amendment to our Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

A: The board recommends a vote FOR each board nominee, FOR approval of the 2000 Equity Compensation Plan, and FOR the amendment to the Employee Stock Purchase Plan.

Q:   HOW DO I VOTE?

A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, J. Edward Coleman and M. Lazane Smith will vote your shares as recommended by the board of directors.

Q:   WHAT IF I HOLD MY COMPUCOM SHARES IN A BROKERAGE ACCOUNT?

A: If you hold your CompuCom shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1.   by telephone,

     2.   via the Internet, or

     3.   by returning the form to your broker.

Q:   WHAT IF I WANT TO CHANGE MY VOTE?

A: You may change your vote at any time before the meeting in any of the following three ways:

     1.   notifying our chief financial officer, M. Lazane Smith, in writing,

     2.   voting in person at the meeting, or

     3.   submitting a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   HOW WILL DIRECTORS BE ELECTED?

A: The 11 nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

[COMPUCOM LOGO]                                                              2

                         QUESTIONS AND ANSWERS (CONT'D.)


Q:   WHAT VOTE IS REQUIRED TO APPROVE THE 2000 EQUITY COMPENSATION PLAN?

A: To approve the action noted above, a quorum must be present and voting, and a majority of the votes cast must be in favor of the proposal.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN?

A: To approve the action noted above, a quorum must be present and voting, and a majority of the votes cast must be in favor of the amendment.

Q:   WHO WILL COUNT THE VOTES?

A: A representative of CompuCom will count the votes and act as the judge of election.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:

         ChaseMellon Shareholder Services
         2323 Bryan Street, Suite 2300
         Dallas, TX  75201
         (toll-free telephone 800-635-9270)

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier for ChaseMellon to combine your accounts.

     You also can find information on transferring shares and other useful stockholder information on their website at www.chasemellon.com.

Q:   WHAT IS A QUORUM?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   WHAT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers or other nominees may vote those shares on matters deemed routine such as the election of directors. Approval of the 2000 Equity Compensation Plan and approval of the amendment to the Employee Stock Purchase Plan are considered non-routine matters, therefore, banks, brokers or other nominees will not be able to vote on these proposals without instructions from the stockholder. This will result in a "broker non-vote" equal to the number of shares for which they do not receive specific voting instructions.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.


[COMPUCOM LOGO]                                                               3

                         QUESTIONS AND ANSWERS (CONT'D.)

Q:   WHO CAN ATTEND THE MEETING?

A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   WHAT IS A STOCKHOLDER PROPOSAL?

A: A stockholder proposal is your recommendation or requirement that CompuCom or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?

A: To be eligible to submit a proposal, you must have continuously held the lesser of $2,000 in market value or 1% of our common stock for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2001, WHAT ACTION MUST I TAKE?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2001, you must submit the proposal, in writing, so that we receive it no later than December 20, 2000. The proposal must meet the requirements established by the SEC. Send your proposal to:

         M. Lazane Smith, Senior Vice
         President and Chief Financial Officer
         CompuCom Systems, Inc.
         7171 Forest Lane
         Dallas, TX 75230

     As to any proposal presented by a stockholder at the annual meeting that has not been included in this proxy statement, management proxies will be allowed to use their discretionary voting authority unless we receive notice of such proposal no later than March 5, 2001.

Q:   WHO ARE COMPUCOM'S LARGEST STOCKHOLDERS?

A: Safeguard Scientifics, Inc. beneficially owns 52.4% and directors and officers as a group beneficially own 2.8% of CompuCom common stock. T. Rowe Price Associates, Inc. beneficially owns 5.1% of our stock.


[COMPUCOM LOGO]                                                               4

                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD


Directors are elected annually and serve a one-year term. There are 11 nominees for election this year. The eleven nominees are currently serving as directors. Each nominee, if elected, has consented to serve until the next annual meeting or until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE 11 NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

J. EDWARD COLEMAN                                          Director since 2000
Age 48

Mr. Coleman has served as chief executive officer of CompuCom since December 1999. Prior to joining CompuCom, Mr. Coleman served as a business development executive and director of marketing for Computer Sciences Corporation from March 1995 to December 1999.

MICHAEL J. EMMI                                             Director since 1994
Age 58

Mr. Emmi has been chairman of the board, president and chief executive officer of Systems & Computer Technology Corporation, a provider of computer software and services, since May 1985. Mr. Emmi is a director of Safeguard Scientifics, Inc., a leader in incubating and operating premier companies in the Internet infrastructure market with a focus on three sectors: software, communications, and e-services, and CDI Corp.

RICHARD F. FORD                                             Director since 1991
Age 64

Mr. Ford is a managing general partner of the management companies which act as a general partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of Stifel Financial Corporation, D&K Healthcare Resources, Inc. and TALX, Inc.

DELBERT W. JOHNSON                                         Director since 1995
Age 61

Mr. Johnson has been a vice president of Safeguard since 1980. Mr. Johnson served as chairman of the board and chief executive officer of Pioneer Metal Finishing, Inc., a former division of Safeguard, until October 1997. Mr. Johnson is a director of Ault and US Bancorp.

[COMPUCOM LOGO]                                                               5

                         ELECTION OF DIRECTORS (CONT'D.)
                              ITEM 1 ON PROXY CARD



JOHN D. LOEWENBERG                                          Director since 1995
Age 59

Mr. Loewenberg has been the managing partner of JDL Enterprises, a consulting firm, since March 1996. From May 1995 through March 1996, Mr. Loewenberg served as executive vice president and chief administrative officer of Connecticut Mutual, a life insurance company. Mr. Loewenberg is a director of Sanchez Computer Associates, Inc., Diamond Technology Partners Incorporated, DocuCorp International, Inc. and Sherwood International, a United Kingdom company.

THOMAS C. LYNCH                                             Director since 1998
Age  57

Mr. Lynch is president and chief operating officer of CompuCom. From October 1998 to July 1999, Mr. Lynch served as executive vice president and chief operating officer of CompuCom. Prior to joining CompuCom in October 1998, Mr. Lynch had been a senior vice president of Safeguard, a position he held from November 1995. Mr. Lynch is a director of The Eastern Technology Council and a trustee of the U.S. Naval Academy Foundation. Mr. Lynch is a director of Sanchez Computer Associates, Inc. and eMerge Interactive, Inc.

EDWIN L. HARPER                                            Director since 2000
Age 58

Mr. Harper is executive vice president of operations and information technology with Assurant Group. Prior to Assurant, during 1997, Mr. Harper served as vice chairman and chief executive officer of Commodore Applied Technologies. From 1992 to 1997, Mr. Harper served as president and chief executive officer of the Association of American Railroads.

WARREN V. MUSSER                                            Director since 1984
Age 73

Mr. Musser has served as chief executive officer of Safeguard since 1953. He is chairman of the boards of Safeguard and Cambridge Technology Partners (Massachusetts), Inc., a director of DocuCorp International, Inc., Sanchez Computer Associates, Inc., and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable boards of directors and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, as vice chairman of The Eastern Technology Council, and as chairman of the Pennsylvania Partnership on Economic Education.

[COMPUCOM LOGO]                                                               6

                         ELECTION OF DIRECTORS (CONT'D.)
                              ITEM 1 ON PROXY CARD


ANTHONY J. PAONI                                            Director since 1999
Age 55

Mr. Paoni is a clinical professor of information technology at the Kellogg Graduate School of Management. Before 1996, Mr. Paoni spent 28 years in the information technology industry, most recently as the chief executive officer of Eolas, Inc., an Internet software company. Mr. Paoni manages the Kellogg Technology Speaker Series and acts as a consultant to several companies including IBM, Xerox, the American Medical Association and Phillips Petroleum Company. Mr. Paoni is a strategic advisor to the US Navy for the CVX nuclear carrier program and a director of US Freightways Corporation.

EDWARD N. PATRONE                                           Director since 1991
Age 65

Mr. Patrone, age 65, retired, was a senior consultant to Alco Standard Corporation, a national distributor of paper and office products, from 1991 to 1997. He is also a director of Primesource Corporation and Global Imaging Corp.

HARRY WALLAESA                                              Director since 1999
Age 49

Mr. Wallaesa has served as chairman of the board of CompuCom since May 1999. Mr. Wallaesa became president and chief operating officer of Safeguard in March 1999. Before joining Safeguard, Mr. Wallaesa served as president and chief executive officer of aligne incorporated, which he co-founded in 1996, until Safeguard acquired a majority of the company in March 1999. From 1985 to 1995, Mr. Wallaesa was the chief information officer and vice president of management information systems at Campbell Soup Company, a global manufacturer and marketer of branded food products. Mr. Wallaesa is a director of Safeguard, Bowne, Inc., Redleaf Group LLC, aligne incorporated, iMedium, Inc., Allied Resource Corporation, Pennsylvania Academy of Fine Arts, Atlas Commerce and University of Pennsylvania Health Systems.

                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION


MEETINGS OF THE BOARD: The board of directors held four meetings in 1999. Each of the incumbent directors attended at least 75% of the total number of board and committee meetings of which they were members during the period in which they served as a director.

ANNUAL AND MEETING ATTENDANCE FEES: Directors who are executive officers of Safeguard or employees of CompuCom receive no additional compensation other than their normal salary for serving on the board or its committees.

Non-employee directors receive:

-    $1,000 monthly cash retainer

-    $750 for each board or committee meeting attended, and
-    reimbursement of out-of-pocket expenses.

STOCK OPTIONS: Directors who are not executive officers of Safeguard or employees of CompuCom receive:

- a stock option to purchase 10,000 shares of CompuCom's common stock upon initial election to the board, and

-    service grants, upon the determination of the compensation committee.


[COMPUCOM LOGO]                                                               7

Directors' options have a ten-year term and vest 25% each year starting on the first anniversary of the grant date. The exercise price is equal to the closing price of a share of CompuCom common stock on the grant date.

In February 2000, Messrs. Emmi, Ford, Johnson, Loewenberg, Paoni and Patrone were each granted an option to purchase 10,000 shares at an exercise price of $4.4375 per share. In February 2000, Mr. Harper received an initial option to purchase 10,000 shares at an exercise price of $4.4375 per share.


                        BOARD COMMITTEE MEMBERSHIP ROSTER


                                AUDIT         COMPENSATION     EXECUTIVE
                                -----         ------------     ---------
MEETINGS HELD IN 1999             4                 4              3

Michael J. Emmi                   X*

Richard F. Ford                                     X*             X*

Delbert W. Johnson                X

John D. Loewenberg                X

Warren V. Musser                                    X              X

Edward N. Patrone                 X

Harry Wallaesa                                      X              X


* CHAIRPERSON


AUDIT: recommends our independent certified public accountants, discusses the scope and results of our audit with the independent certified public accountants, reviews with management and the independent certified public accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures, and reviews the non-audit services to be performed by the independent certified public accountants.

COMPENSATION: reviews and approves management's recommendations for compensation, including incentive compensation, for all of our officers, and administers our stock option plans and management incentive plan.

EXECUTIVE: acts upon all matters with respect to the management of our business and affairs, except that its authority to authorize and approve investments, other than investments made in the normal course of business, is limited to investments of up to $5 million in the aggregate between board meetings.


[COMPUCOM LOGO]                                                               8

                 PROPOSAL TO ADOPT 2000 EQUITY COMPENSATION PLAN
                              ITEM 2 ON PROXY CARD

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 PLAN. APPROVAL OF THIS PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT A MEETING AT WHICH A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING VOTING STOCK IS PRESENT, EITHER IN PERSON OR BY PROXY, AND VOTING ON THE 2000 PLAN.

PURPOSE OF THE 2000 PLAN

The 2000 Plan will provide participants with an opportunity to receive grants of stock options, stock appreciation rights, restricted stock and performance units. We have historically granted incentive stock options and non-qualified stock options with an exercise price equal to the fair market value on the grant date. We will most likely continue to do so in the future. However, to remain competitive and to be able to continue attracting outstanding employees, we believe that it is important to maintain flexibility under our incentive compensation plans.

We believe the 2000 Plan will encourage the participants to contribute to our growth, thus benefiting our stockholders, and will align the economic interests of the participants with those of our stockholders.

The 2000 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

SHARES SUBJECT TO THE 2000 PLAN

The 2000 Plan authorizes the issuance of up to 3,000,000 shares of CompuCom common stock, subject to adjustment as discussed below. The maximum number of shares that may be granted to any individual during any calendar year is 800,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award or performance unit is forfeited, those shares will again be available for purposes of the 2000 Plan.

No grants have been made under the 2000 Plan, and there are no current plans to authorize any specific grants under the plan. The closing price of a share of CompuCom common stock on March 31, 2000, was $5.25 per share.

ADMINISTRATION OF THE 2000 PLAN

The 2000 Plan is administered by the compensation committee, which is currently composed of Messrs. Richard F. Ford, Warren V. Musser and Harry Wallaesa.

The committee has the authority to administer and interpret the 2000 Plan. Specifically, the committee is authorized to:

     -    determine the individuals to whom grants will be made,

     -    determine the type, size and terms of the grants,

     - determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,

     -    deal with any other matters arising under the 2000 Plan.

ELIGIBILITY FOR PARTICIPATION AND GRANTS

Those eligible to receive grants are employees (including officers or members of the board of directors), individuals to whom we have offered employment, non-employee directors, and certain advisors of CompuCom or any subsidiary. There are approximately 4600 employees and 9 directors currently eligible to receive grants.

     Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, or performance units. All grants are


[COMPUCOM LOGO]                                                               9
subject to the terms and conditions of the 2000 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination.

STOCK OPTIONS

GRANT OF STOCK OPTIONS. The committee may grant options qualifying as incentive stock options to employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

OPTION PRICE. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant. Fair market value shall be the mean between the highest and lowest quoted selling prices at the time of grant or the latest preceding date when a sale was reported. Also, the value (determined as of the grant date) of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. The amount of the option over $100,000 shall be treated as a non-qualified stock option. If a grantee owns stock having more than 10% of the voting power of CompuCom, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

TERM AND EXERCISABILITY OF STOCK OPTIONS. The committee determines the term of stock options granted under the 2000 Plan, although the term may not exceed ten years. If a grantee owns stock having more than 10% of the voting power of CompuCom, the term of an incentive stock option may not exceed five years. The committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason. The stock option may allow the participant to exercise any part or all of the shares prior to the full vesting of the stock option. If any unvested shares are purchased, CompuCom shall have a repurchase right equal to the original purchase price.

MANNER OF EXERCISE OF STOCK OPTIONS. To exercise a stock option, a grantee must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid as specified by the committee in any of the following ways:

     -    in cash,

     - by delivering shares of CompuCom common stock already owned by the participant having a fair market value equal to the exercise price, or

     - by any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to CompuCom and a securities broker with instructions to the broker to deliver to CompuCom out of the sale proceeds the amount necessary to pay the exercise price.

For a non-qualified stock option, we are also required to withhold applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to CompuCom.

TERMINATION OF STOCK OPTIONS AS A RESULT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

     - one year following termination of service if an individual dies or is disabled, or

     - 90 days following termination of service for any reason, other than termination for cause.

[COMPUCOM LOGO]                                                              10

The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at the termination of service are terminated as of that date.

If service is terminated for cause, the committee may terminate all stock options held by a participant at the date of termination. Termination for cause shall include any of the following: felony conviction, willful misconduct, embezzlement, fraud, substantial and continuing neglect, gross negligence, unauthorized use or disclosure of confidential information, or material breach of employment agreement or non-competition agreement.

TRANSFERABILITY OF STOCK OPTIONS. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide, with respect to non-qualified stock options, that a participant may transfer those options to family members or other persons or entities.

RESTRICTED STOCK GRANTS

The committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

STOCK APPRECIATION RIGHTS

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.


[COMPUCOM LOGO]                                                              11

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

PERFORMANCE UNITS

The committee may grant performance units to a participant representing a right to receive an amount based on the value of the performance unit if the performance goals established by the committee are met. A performance unit may be based on the fair market value of a share of common stock or on any other measurement base that the committee deems appropriate. The committee will determine the number of performance units to be granted, the requirements applicable to the performance units, the period during which the performance will be measured, the performance goals applicable to the performance units, and any other conditions that the committee deems appropriate. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance unit have been met and the amount, if any, to be paid with respect to the performance units. Payments may be made in cash, in common stock, or in a combination of the two, as determined by the committee. Unless the committee provides for a complete or partial exception, performance units are forfeited if the conditions of the grant are not met and are subject to the same termination provisions on death, disability or termination of service as stock options.

The committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of 90 days after the beginning of the performance period or the date on which 25% of the performance period has been completed.

QUALIFIED PERFORMANCE-BASED COMPENSATION

The committee may designate performance units and restricted stock granted to an employee as qualified performance-based compensation under section 162(m) of the Code upon the establishment of appropriate performance goals and performance periods as provided in section 162(m) of the Code. If restricted stock or performance units measured with respect to the fair market value of CompuCom common stock are granted, not more than 500,000 shares of the common stock may be granted to an employee under the performance units or restricted stock for any performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to a performance period is $1,000,000. The committee will certify and announce the results for each performance period to all participants immediately following the announcement of our financial results for the performance period. To the extent the committee does not certify that the performance goals have been met, the grants of restricted stock or performance units for the performance period will be forfeited.

TERMINATION OF THE 2000 PLAN; AMENDMENT OF OPTIONS

The board may amend or terminate the 2000 Plan at any time. The 2000 Plan will terminate, in any event, on February 16, 2010.

Grants made prior to termination will remain in effect after termination of the 2000 Plan unless the participant consents or unless the committee revokes or amends a grant in accordance with the terms of the 2000 Plan. The termination of the 2000 Plan will not impair the power and authority of the committee with respect to outstanding grants.

ADJUSTMENT PROVISIONS

The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available


[COMPUCOM LOGO]                                                              12
for grants and individual limits for any single participant under the 2000 Plan, to appropriately reflect any of the following events:

     - a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares;

     - a merger, reorganization or consolidation in which CompuCom is the surviving corporation;

     -    a reclassification or change in par value;

     - any other extraordinary or unusual event affecting the outstanding common stock as a class without CompuCom's receipt of consideration; or

     - a substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or CompuCom's payment of an extraordinary dividend or distribution.

However, fractional shares resulting from adjustments will be eliminated by rounding up for any portion of a share equal to .5 or greater or rounding down for any portion of a share equal to less than .5, in each case to the nearest whole number.

REORGANIZATION; CHANGE IN CONTROL

Unless the committee determines otherwise, upon a reorganization where CompuCom is not the surviving corporation, or survives only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by the surviving corporation or replaced with comparable options or rights. A reorganization is defined as a merger or consolidation of CompuCom where the CompuCom shareholders will no longer own shares entitling the shareholders to more than 50% of the votes of the surviving corporation; a sale of all or substantially all of the assets of CompuCom or a liquidation or dissolution of CompuCom.

Unless the committee determines otherwise, a change of control will not result in the acceleration of vesting of outstanding stock options or SARs, the removal of restrictions and conditions on outstanding restricted stock awards, or any accelerated payments in connection with outstanding performance units.

However, the committee may elect to take the following actions:

     - require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or common stock, in an amount equal to the amount by which the then fair market value subject to the grants exceeds the exercise price of the options or the base amount of the SARs, or

     - terminate any or all unexercised options or SARs after giving participants an opportunity to exercise the options or SARs.

The committee does not have the right to take any actions that would make the reorganization or change of control ineligible for pooling of interests accounting treatment or desired tax treatment if the reorganization or change of control would otherwise qualify for this treatment and we intend to use this treatment with respect to the transaction.

REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

The committee may require a participant to sign a shareholder's agreement with terms as the committee deems appropriate. Shares of stock shall not be issued or transferred until all legal requirements have been met.

FEDERAL INCOME TAX CONSEQUENCES

The current federal income tax treatment of grants under the 2000 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 2000 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles


[COMPUCOM LOGO]                                                              13
discussed below to their own situations and the application of state and local tax laws.

INCENTIVE STOCK OPTIONS. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. CompuCom will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. CompuCom will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to CompuCom. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to a participant or CompuCom upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and CompuCom will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss on the surrendered shares, and will have the same basis and holding period for the newly acquired shares as for the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the


[COMPUCOM LOGO]                                                              14
participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to the restrictions set forth in the 2000 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

RESTRICTED STOCK. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and CompuCom will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and CompuCom will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, CompuCom generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

STOCK APPRECIATION RIGHTS. There are no federal income tax consequences to a participant or to CompuCom upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. CompuCom generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

PERFORMANCE UNITS. A participant will not recognize any income upon the grant of a performance unit. At the time the committee determines an amount, if any, to be paid with respect to performance units, the participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock authorized for payment by the committee. CompuCom generally will be entitled to a corresponding federal income tax deduction. Upon the sale of any shares acquired, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount

[COMPUCOM LOGO]                                                              15
realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant upon payment of the shares).

TAX WITHHOLDING. All grants under the 2000 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of any taxes that we are required to withhold or may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 2000 Plan are conditional upon the payment or arrangement for payment of any required withholding.

SECTION 162(M). Under section 162(m) of the Code, CompuCom may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration may include amounts received upon the exercise of stock options and SARs granted under the 2000 Plan, the value of shares subject to restricted stock grants when the shares become nonforfeitable (or such other time when income is recognized) and the amounts received pursuant to other grants under the 2000 Plan. An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation."

[COMPUCOM LOGO]                                                              16

               PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN

                              Item 3 on Proxy Card

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THIS AMENDMENT. APPROVAL OF THIS AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT A MEETING AT WHICH A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING VOTING STOCK IS PRESENT, EITHER IN PERSON OR BY PROXY, AND VOTING ON THIS AMENDMENT.

CompuCom stockholders are being asked to approve the adoption of an amendment to the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The amendment increases to 2,000,000 the number of shares reserved for issuance thereunder. The Purchase Plan was approved by the board of directors on February 19, 1998, with a total of 1,000,000 shares reserved for issuance thereunder. The purpose of the Purchase Plan is to provide employees of CompuCom and any majority owned subsidiaries that adopt the Purchase Plan with an opportunity to purchase common stock from CompuCom through payroll deductions and to provide CompuCom with the ability to attract, retain, and motivate the best people available for the successful conduct of our business. The essential features of the Purchase Plan are outlined below.

OFFERING PERIOD

Offerings under the Purchase Plan have a duration of six months. A new offering period begins on the first day of each six calendar month period beginning on each January 1 and July 1 of a calendar year and ending at the end of such six month period, unless changed by the committee appointed by the board of directors that administers the Purchase Plan (the "Committee").

GRANT AND EXERCISE OF OPTION

On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on the last day of the offering period (the "Exercise Date") up to a number of shares of the common stock determined by dividing 10% of the participant's Compensation (as defined in the "Payroll Deductions" section, below) by the exercise price, which shall not be less than the lower of (i) 85% of the fair market value of a share of the common stock on the Enrollment Date or (ii) 85% of the fair market value of a share of common stock on the Exercise Date. Compensation in excess of $75,000 per offering period will be disregarded. The exercise price shall be determined by the Committee. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of CompuCom or any majority owned subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee has withdrawn from the offering period, his or her option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

SHARES AVAILABLE UNDER THE PURCHASE PLAN

If this proposal is adopted, the total number of shares of common stock that are issuable under the Purchase Plan will be 2,000,000 shares.

ELIGIBILITY AND PARTICIPATION

Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by CompuCom is eligible to participate in offerings under the Purchase Plan. Employees of subsidiaries that adopt the Purchase Plan with CompuCom's approval


[COMPUCOM LOGO]                                                              17
will be eligible on the same basis. Employees become participants in the Purchase Plan by delivering to CompuCom a subscription agreement authorizing payroll deductions within the specified period of time prior to the Enrollment Date.

No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of CompuCom (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

PURCHASE PRICE

The Committee will set the price at which shares are sold under the Purchase Plan, which will not be less than 85% of the fair market value per share of common stock at either the Enrollment Date or at the Exercise Date, whichever is lower.

PAYROLL DEDUCTIONS

The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 10% of a participant's compensation. "Compensation" for purposes of the Purchase Plan shall mean base pay or regular straight-time earnings plus commissions, and overtime, but excluding any imputed benefits or pay, bonuses, relocation expense, expense reimbursements, or other similar items. Compensation in excess of $75,000 per offering period will be disregarded.

All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of CompuCom. Such funds may be used for any corporate purpose pending the purchase of shares.

ADMINISTRATION

The Purchase Plan is administered by the Committee, which shall have all powers with respect to the Purchase Plan, except for amending or terminating the Purchase Plan.

WITHDRAWAL FROM THE PLAN

A participant may terminate his or her interest in a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

Termination of a participant's employment for any reason, including retirement, death, or the failure to remain in the continuous employ of CompuCom for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant or, in the case of death, to the person or persons entitled thereto without interest.

CAPITAL CHANGES

In the event of changes in the common stock of CompuCom due to a stock split or other changes in capitalization, or in the event of any merger, sale, reclassification, or any other reorganization, appropriate adjustments will be made by CompuCom to


[COMPUCOM LOGO]                                                              18
the shares subject to purchase and to the price per share.

NONASSIGNABILITY

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Committee as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

The board of directors of CompuCom may at any time amend or terminate the Purchase Plan; however, such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant, except as necessary to comply with tax or securities laws. No amendment may be made to the Purchase Plan without prior approval of the stockholders of CompuCom if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3, or any successor rule.

TAX INFORMATION

The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Section 423 of the Internal Revenue Code (the "Code"), which incorporates by reference the tax treatment provisions of Section 421 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant generally will be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two (2) years after the Enrollment Date and one (1) year from the Exercise Date, the amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the Enrollment Date), and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and CompuCom with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

[COMPUCOM LOGO]                                                              19

                     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                          OFFICERS AND GREATER THAN 5%
                       STOCKHOLDERS AS OF MARCH 31, 2000:

                                               SHARES            OPTIONS          SHARES
                                            BENEFICIALLY       EXERCISABLE      BENEFICIALLY
                  NAME                         OWNED           WITHIN 60 DAYS      OWNED         PERCENT OF
                                                                OF MARCH 31,     ASSUMING         SHARES
                                                                   2000          EXERCISE
                                                                                 OF OPTIONS
                                            ------------      --------------    ------------    -----------
Safeguard Scientifics, Inc.                  26,666,538                 0        26,666,538        52.4%
800 The Safeguard building
435 Devon Park Drive
Wayne, PA 19087

T. Rowe Price Associates, Inc.                2,469,200                 0         2,469,200         5.1%
100 E. Pratt Street
Baltimore, MD 21202

J. Edward Coleman                                30,000                 0            30,000           *

Michael J. Emmi                                       0            20,500            20,500           *

Richard F. Ford                                  20,000            10,500            30,500           *

Edwin L. Harper                                   1,000                 0             1,000           *

Delbert W. Johnson                               23,275            12,500            35,775           *

David A. Loeser                                     210            25,000            25,210           *

John D. Loewenberg                                9,375            33,500            42,875           *

Thomas C. Lynch                                 501,090                 0           501,090         1.0%

Warren V. Musser                                522,147                 0           522,147         1.1%

Anthony J. Paoni                                  1,000             2,500             3,500           *

Edward N. Patrone                                     0            20,500            20,500           *

M. Lazane Smith                                   7,318           121,500           128,818           *

Harry Wallaesa                                    1,757                 0             1,757           *

Edward R. Anderson                                    0                 0                 0

John Lyons                                            0                 0                 0

Executive officers and directors as a
group (16 persons)                            1,117,172           246,500         1,363,672         2.8%


*    Less than 1% of CompuCom's outstanding shares of common stock

     Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except for the following shares:

     Safeguard Scientifics, Inc.       Includes 22,087,848 shares held by
                                       Safeguard Scientifics (Delaware), Inc.,
                                       1,029,700 shares held by Safeguard
                                       Delaware, Inc., and 1,333,333 shares held by CompuShop, Inc., wholly-owned subsidiaries of Safeguard Scientifics,
                                       Inc. Safeguard Scientifics (Delaware),
                                       Inc. also holds 1,500,000 shares of
                                       Series B preferred shares. Those shares
                                       are convertible into 2,215,657 shares of common stock, which also are included.

     T. Rowe Price Associates, Inc.    These securities are owned by various
                                       individuals and institutional investors
                                       which T. Rowe Price, Inc. (Price
                                       Associates) serves as investment adviser with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934,
                                       Price Associates is deemed to be a
                                       beneficial owner of such securities;
                                       however,

[COMPUCOM LOGO]                                                              20

                                       Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     Edwin L.  Harper                  Includes 1,000 shares held in a Revocable
                                       Trust.

     Delbert W. Johnson                Includes 10,775 shares held in a
                                       Remainder Trust.

     John D. Loewenberg                Includes 9,375 shares held by his spouse.

     Thomas C. Lynch                   Includes 1,000 shares held in a spousal
                                       trust, of which Mr. Lynch disclaims
                                       beneficial ownership.

     Warren V. Musser                  Includes 25,564 shares held by a
                                       charitable foundation of which Mr. Musser is an officer and director, and 53,300 shares held by two trusts of which Mr.
                                       Musser is a co-trustee. Excludes
                                       26,666,538 shares beneficially owned by
                                       Safeguard, for which Mr. Musser serves as chairman of the board and chief executive officer. Mr. Musser disclaims beneficial ownership of the shares beneficially owned by Safeguard.


SHARES OWNED BY DIRECTORS AND OFFICERS OF PARENT AND SUBSIDIARY CORPORATIONS:
Safeguard is the parent corporation of CompuCom. As of March 31, 2000, executive officers and directors of CompuCom beneficially owned the following percentage of the outstanding shares of Safeguard common stock:

                                 Mr. Musser 8.5%

All other officers and directors of CompuCom, as a group, beneficially own less than 1% of Safeguard stock.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

Mr. Wallaesa, a member of our compensation committee, served as our acting CEO from July 1999 through November 1999. Mr. Wallaesa is president and chief operating officer of Safeguard Scientifics, Inc. Mr. Wallaesa did not receive any compensation from CompuCom in 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filing during 1999 was a Form 3 by David A. Loeser.


[COMPUCOM LOGO]                                                              21

                             STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on our common stock for the period from December 31, 1994, through December 31, 1999, with the cumulative total return on the Nasdaq Index and the peer group index for the same period.

                           1994        1995        1996         1997        1998        1999
CompuCom                   100         304         344          264         112         132
NASDAQ                     100         141         174          213         300         546
Peer Group                 100         130         175          154         145         150


1. The peer group consists of SIC Code 5045 -- Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.

2. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

3.   Assumes an investment of $100 on December 31, 1994.

[COMPUCOM LOGO]                                                              22

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


COMPENSATION PHILOSOPHY

Our mission is to succeed in a highly competitive business and achieve maximum returns for our stockholders by being the leader in providing IT infrastructure solutions to large enterprises based on a strategy of customer intimacy and operational efficiency.

Our philosophy is to align the compensation of senior management and other employees with that mission and the long-term interests of our stockholders. This philosophy also helps us to:

- attract and retain outstanding employees who can thrive in a competitive environment of continuous change,

-    promote among our employees the economic benefits of stock ownership, and

- motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

-    base salary,

-    annual cash incentives, and

-    stock options.

BASE PAY

Base pay is established initially on a combination of factors, including a review of various published salary surveys, and certain subjective factors including experience and achievements of the individual and the level of responsibility assumed at CompuCom. Salary increases for our CEO and other highly compensated executives for 1999 were based on:

-    level of achievement of financial and strategic objectives,

- individual performance, and contributions to the achievement of our objectives.

ANNUAL CASH INCENTIVES

Annual cash incentives are intended to create an incentive for executives who significantly contribute to and influence our strategic plans and are responsible for our performance. Our primary objectives are to:

- focus executives' attention on areas such as profitability and asset management,

-    encourage teamwork, and

- tie executives' pay to corporate performance goals consistent with long-term performance goals of our stockholders.

Incentives are generally awarded based on the achievement of annual financial and/or strategic goals approved by the compensation committee at the beginning of the year, which goals may include target ranges of:

-    pretax earnings,

-    earnings per share,

-    return on equity, or

- some other objective measurement consistent with long-term goals of our stockholders.

Incentives may also be awarded based upon individual performance.

The committee determines a range of potential incentive amounts for each executive, stated as a percentage of base salary, and based upon the executive's ability to impact our performance.


[COMPUCOM LOGO]                                                              23

Incentives are awarded at year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement. Additional amounts may be awarded for outstanding individual performance. For 1999, the compensation committee determined that, based on CompuCom's performance, there would be incentive awards.

MR. COLEMAN'S 1999 CASH INCENTIVE. As part of his employment agreement, Mr. Coleman received a one-time signing bonus of $100,000.

OTHER HIGHLY COMPENSATED EXECUTIVES' BONUS COMPENSATION. The compensation committee approved executive cash bonuses equal to approximately 100% of the applicable target bonus amounts.

STOCK OPTIONS

Stock options are intended to align the interests of executives and key employees with the long-term interests of our stockholders and other investors and to encourage executives and key employees to remain in our employ. Grants are not made in every year, but are awarded subjectively based on the following factors including:

-    individual's level of responsibility,

-    amount and term of options already held by the individual,

- individual's contributions to the achievement of our financial and strategic objectives, and

-    our achievement of financial and strategic objectives, which may include:

     -    developing strategic alliances,

     -    identifying and exploiting markets,

     -    expanding existing market share and penetration,

     -    expanding operating capabilities, and

     -    improving net operating margins.

1999 STOCK OPTION AWARDS. The committee granted stock options during 1999 to all directors who are not employees of Safeguard or CompuCom, certain executives upon joining CompuCom and other executives and employees.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION.

The committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). The committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.

Submitted by the compensation committee:

Richard D. Ford, Chairman
Warren V. Musser
Harry Wallaesa


[COMPUCOM LOGO]                                                              24

                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS

               1999 ANNUAL COMPENSATION FOR THE TOP SEVEN OFFICERS

                                                                               LONG-TERM
                         ANNUAL COMPENSATION                                  COMPENSATION
                                                                                 AWARDS
--------------------------------------------------------------------    ----------------------
                                                                         SECURITIES UNDERLYING        ALL OTHER
                                                                            OPTIONS/SARS (#)        COMPENSATION
NAME AND PRINCIPAL                                                                                     ($)(3)
  POSITION                     YEAR    SALARY ($)(1)    BONUS ($)(2)
-------------------------     ------  ---------------   ------------     ---------------------    -----------------
J. Edward Coleman,             1999     $   26,750        $  100,000           800,000              $        0
Chief Executive Officer(4)

Edward R. Anderson,            1999     $  343,136        $        0                 0              $  112,946
Former President and Chief
Executive Officer(4)           1998        360,000            12,833                 0                 191,409

                               1997        360,000           530,122           300,000                  11,875

Harry Wallaesa,                1999     $  330,770        $1,386,176         1,590,000(6)           $   10,970(7)
Chairman of the Board and
Former acting Chief
Executive Officer(5)


Thomas C. Lynch, President     1999     $  360,000        $  360,000                 0              $   16,055
and Chief Operating Officer
                               1998         55,385           100,000           500,000                       0


M. Lazane Smith, Senior        1999     $  260,000        $  206,000                 0              $    3,571
Vice President, Finance and
Chief Financial Officer        1998        220,000             1,581           200,000                   3,489

                               1997        187,000           121,444            50,000                   2,375



David A. Loeser, Senior        1999     $  142,307        $  100,000           100,000              $        0
Vice President, Human
Resources(4)

John Lyons, Former Senior      1999     $  169,231        $   85,230           200,000              $        0
Vice President, Sales(4)

[COMPUCOM LOGO]                                                              25

NOTES TO ANNUAL COMPENSATION TABLE:

(1) Includes compensation that has been deferred by the top officers under defined contribution plan.

(2) With respect to Mr. Anderson and Ms. Smith, includes a portion of the deferred bonus from 1995. Approximately 9% of the bonus earned for 1995 was deferred. Of this deferred amount, 50% was paid in February 1997, 25% was paid in February 1998, and 25% was paid in 1999.

(3) For 1999, all other compensation includes the following:

                                      Company Match          Life Insurance       Amounts Paid
         Name                         Defined Contribution   Premiums Paid        Pursuant to
                                      Plan                                        Employment
                                                                                  Arrangements
         ---------------------------- ---------------------- -------------------- --------------------
         Edward R. Anderson           $        3,571         $                    $     109,375
         Thomas C. Lynch                       3,571              12,484
         M. Lazane Smith                       3,571


(4) Mr. Coleman became chief executive officer in December 1999; Mr. Loeser became senior vice president, human resources in April 1999. Mr. Anderson served as president and chief executive officer and Mr. Lyons served as senior vice president, sales, until their resignations in July 1999 and February 2000, respectively.

(5) Mr. Wallaesa is an executive officer of Safeguard and served as chief executive officer of CompuCom from July 1999 through November 1999. The cash compensation amounts reported in this table with respect to Mr. Wallaesa are monies which have been paid by Safeguard and which represent compensation for services rendered to Safeguard for the benefit of Safeguard and its affiliated partnership companies, including CompuCom. No cash compensation has been paid to Mr. Wallaesa directly by CompuCom. CompuCom pays Safeguard a fee pursuant to an Administrative Services Agreement. These fees are used by Safeguard to cover a portion of its overhead, including compensation paid to its officers and employees. See "Relationships and Related Transactions with Management and Others."

(6) Represents options granted to Mr. Wallaesa by Safeguard to purchase shares of Safeguard common stock.

(7) The amount reported for Mr. Wallaesa represents contributions of $7,200 made by Safeguard under its defined contribution pension plan and $3,770 of life insurance premiums paid by Safeguard.

[COMPUCOM LOGO]                                                              26

                            1999 STOCK OPTION GRANTS

         The following table relates to options to acquire CompuCom common stock, unless otherwise noted in the footnotes.

                                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES OF
                                                                                                  STOCK PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                                   FOR OPTION TERM(1)
-------------------------------------------------------------------------------------------      ----------------------------
                                              % OF TOTAL
                             NUMBER OF         OPTIONS/
                            SECURITIES           SARS
                            UNDERLYING        GRANTED TO
                             OPTIONS/        EMPLOYEES IN      EXERCISE OR
                               SARS             FISCAL          BASE PRICE       EXPIRATION           5%               10%
   NAME                    GRANTED (#)(2)        YEAR           ($/SH)(3)           DATE             ($)              ($)
   ----                    --------------        ----           ---------           ----             ---              ---
J. Edward Coleman             800,000           42.0%            $ 3.1875         12/01/09       $1,603,681       $ 4,064,043

Edward R. Anderson               0                 0%                -              -                  -               -

Harry Wallaesa              1,500,000(4)       37.65%(5)          12.3542(6)      03/01/07       $8,847,870      $21,192,187
                               90,000           2.26%             45.4687         12/15/07       $1,953,835      $ 4,679,775

Thomas C. Lynch                  0                 0%                -              -                  -               -

M. Lazane Smith                  0                 0%                -              -                  -               -

David Loeser                  100,000            5.0%              3.3125         04/05/09       $  208,321      $   527,927

John Lyons (7)                200,000           10.0%              3.625          05/13/09       $  455,949      $ 1,155,463

(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future price growth of our stock. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) We granted an option to Mr. Coleman to acquire shares of common stock. The option vests 25% each year beginning on December 1, 2000, and has a ten-year term. Mr. Coleman may exercise the option at any time. If his employment is terminated, we may repurchase the unvested shares purchased by Mr. Coleman at the exercise price. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(3) All options have an exercise price equal to or greater than the fair market value on the grant date of the shares subject to each option. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The compensation committee, upon exercise of an option, may elect to pay an individual, in cash or in common stock, the difference between the exercise price and the fair market value on the exercise date. The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(4) These options are for Safeguard stock and have an eight-year term and vest 25% each year commencing on the first anniversary of the grant. If an executive retires on or after his 65th birthday, the options will become fully vested on his retirement date. Certain of the options reported in the above table may be exercised at any time. If an executive exercises unvested options and his employment is terminated, Safeguard may repurchase the unvested shares at the exercise price. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker), or such other method as the Safeguard compensation committee may approve. The Safeguard compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(5) Based on the total of all options granted by Safeguard to its employees in 1999.

(6) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(7) Mr. Lyons resigned in February 2000. All stock options were terminated at that time.

[LOGO] COMPUCOM(TM)                                                           27

          1999 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                              SHARES                                 OPTIONS/SARS                  IN-THE-MONEY OPTIONS/SARS
                             ACQUIRED                            AT FISCAL YEAR-END (#)            AT FISCAL YEAR-END ($) (1)
                                ON            VALUE
     NAME                   EXERCISE (#)    REALIZED($)      EXERCISABLE      UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
     ----                   ------------    -----------      -----------      -------------     -----------       -------------
J. Edward Coleman             30,000         $28,125              0               770,000            0            $   721,875

Edward R. Anderson               0              0                 0                  0               0                  0

Harry Wallaesa                   0              0                 0             1,590,000            0            $63,766,464

Thomas C. Lynch                  0              0                 0                  0               0                  0

M. Lazane Smith                  0              0               107,500           192,500         $54,406         $   106,719

David Loeser                     0              0                 0               100,000            0            $    81,250

John Lyons                       0              0                 0               200,000            0            $   100,000

(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price used was $4.125 for each share of CompuCom common stock and $54.3333 for each share of Safeguard common stock.

[LOGO] COMPUCOM(TM)                                                           28

EMPLOYMENT CONTRACTS; SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

J. Edward Coleman entered into an employment agreement with CompuCom that provides for his employment as an executive officer until the employment relationship is terminated under certain conditions, at a minimum monthly salary of $44,583. As part of the employment agreement, Mr. Coleman received a one-time signing bonus of $100,000. In addition, Mr. Coleman was granted a non-qualified stock option to purchase 800,000 shares of CompuCom at an exercise price per share equal to the closing price of CompuCom's common stock on the date his employment commenced. This option will become exercisable in equal increments over four years. The agreement entitles Mr. Coleman to a bonus of up to 120% of his base salary. CompuCom is required to purchase a renewable term life insurance policy in the amount of $1,000,000, payable to Mr. Coleman's designated beneficiary, and a comprehensive long-term disability insurance policy and provides Mr. Coleman with other standard benefits available to senior management. If employment is terminated without cause, or if CompuCom demotes him or reduces his salary or benefits below the level described in his agreement, Mr. Coleman will be entitled to payment of his salary for two years. Mr. Coleman has agreed not to compete with CompuCom for two years after his voluntary termination of employment, and if his employment is terminated for any reason other than due cause, for the same period of time for which he receives compensation. Within 10 days of a change in control, all unvested stock options held by Mr. Coleman to purchase shares of CompuCom will be vested. If he voluntarily leaves within six months of a change in control, he will be entitled to receive, in lump sum payment, all payments due to him.

M. Lazane Smith entered into an employment agreement with CompuCom that provides for her employment as an executive officer through October 24, 1999, subject to annual renewals, at a minimum monthly salary of $16,666. The agreement entitles Ms. Smith to a bonus of up to 50% of her base salary. CompuCom is required to purchase a renewable term life insurance policy in the amount of $1,000,000, payable to Ms. Smith's designated beneficiary, and a comprehensive long-term disability insurance policy and provides Ms. Smith with other standard benefits available to senior management. If her employment is terminated without cause, or if CompuCom demotes her or reduces her salary or benefits below the level described in her agreement, Ms. Smith will be entitled to payment of her salary for the remaining term of the agreement. Ms. Smith has agreed not to compete with Compucom for two years after her voluntary termination of employment, and if her employment is terminated for any reason other than due cause, for the same period of time for which she receives compensation. Within 10 days of a change in control, all unvested stock options held by Ms. Smith to purchase shares of CompuCom will be vested. if she voluntarily leaves within six months of a change in control, she will be entitled to receive, in a lump sum payment, all payments due to her for the remainder of the agreement.

In February 2000, CompuCom accepted the resignation of John Lyons as senior vice president, sales. CompuCom entered into a severance agreement providing for the continuation of Mr. Lyons' 1999 base salary through January 2001, subject to certain conditions. All unvested stock options were terminated in January 2000. Mr. Lyons agreed not to compete with CompuCom for the length of the severance period.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

In 1994, Edward R. Anderson exercised an option to purchase 350,000 shares of CompuCom common stock and delivered to CompuCom a full recourse promissory note in the amount of $1,181,250 in payment of the exercise price. Interest on the note accrues at the rate of 6% per annum and was initially payable on an annual basis. The note was replaced with a new note in February 1997 that extended the due date to February 1999. That note was amended

[LOGO] COMPUCOM(TM)                                                           29
in February 1999 to extend the due date to October 20, 2001, and to provide for payment of interest at maturity rather than on an annual basis. The highest outstanding balance during 1998 was $900,000, and the balance outstanding at February 28, 1999 was $900,000. The note was secured by a pledge of 266,667 shares of CompuCom common stock.

In October 1998, CompuCom loaned Edward Anderson the sum of $2,021,875, which provided Mr. Anderson with the funds to pay the cost of exercising his stock options to acquire 647,000 shares of stock in October 1998. The loan was evidenced by a full recourse promissory note, which bore interest at the annual rate of 5.1% and was secured by a pledge of 647,000 shares of CompuCom common stock. The principal and interest were originally payable on October 22, 2001.

In January 2000, Mr. Anderson transferred 685,635 shares of CompuCom common stock to CompuCom in satisfaction of the outstanding principal and interest balances on the two notes described above.

In December 1998, CompuCom loaned Thomas Lynch the sum of $796,875 which provided Mr. Lynch with funds to pay the cost of exercising his stock options to acquire 500,000 shares of stock and to pay related taxes in October 1998. The loan is evidenced by a full recourse promissory note, which bears interest at the annual rate of 4.55% and is secured by a pledge of 500,000 shares of CompuCom common stock. The principal and interest will be payable on December 31, 2001.

CompuCom pays Safeguard an administrative support service fee equal to 1/4 of 1% of net sales, up to a maximum of $600,000 annually, including reimbursement of certain out-of-pocket expenses incurred by Safeguard. The administrative support services include consultation regarding our general management, investor relations, financial management, certain legal services, insurance programs administration, and tax research and planning, but does not cover extraordinary services or services that are contracted out. The agreement is subject to termination by Safeguard or CompuCom upon notice 90 days prior to the end of any fiscal year. CompuCom incurred charges from Safeguard of $600,000 during 1999 for these services.

During 1999, CompuCom incurred approximately $1,900,000 of consulting-related expenses from aligne incorporated. Mr. Wallaesa, chairman of the board of CompuCom, served as president and chief executive officer of aligne incorporated until March 1999. CompuCom believes that the terms of these consulting-related expenses were similar to those obtainable from unrelated parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Since 1987, we have retained KPMG LLP as our independent public accountants and intend to retain KPMG LLP for the current year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity at the meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.

[LOGO] COMPUCOM(TM)                                                          30

         PROXY

                             COMPUCOM SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. YOUR VOTE IS IMPORTANT.

When you sign and return this proxy card, you

- appoint J. Edward Coleman and M. Lazane Smith, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 18, 2000, and at any adjournments of that meeting,

- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

-        revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

                            - FOLD AND DETACH HERE -

                                                                 Please mark[X]
                                                                 your votes as
                                                                 indicated in
                                                                 this example

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.   ELECTION OF DIRECTORS
          Nominees:

          Michael J. Emmi                   Edwin L. Harper
          J. Edward Coleman                 Warren V. Musser
          Richard F. Ford                   Anthony J. Paoni
          Delbert W. Johnson                Edward N. Patrone
          John D. Loewenberg                Harry Wallaesa
          Thomas C. Lynch

          FOR      -                        WITHHELD   -
                                            FOR ALL

          TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.

2.   THE 2000 EQUITY COMPENSATION            FOR -   WITHHELD  -   ABSTAIN  -
     PLAN.

3.   AMENDMENT TO THE EMPLOYEE STOCK         FOR -   WITHHELD  -   ABSTAIN  -
     PURCHASE PLAN TO INCREASE THE NUMBER
     OF SHARES AUTHORIZED FOR ISSUANCE

SIGNATURE(S)                                         DATE:               , 2000
               ---------------------------------          --------------

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

                            - FOLD AND DETACH HERE -

                             YOUR VOTE IS IMPORTANT,

                   REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE
   AND SIGN THE ABOVE PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED
                                   ENVELOPE.

                                 [COMPUCOM LOGO]

                                                                       Exhibit A

                             COMPUCOM SYSTEMS, INC.

                          2000 EQUITY COMPENSATION PLAN

         The purpose of the CompuCom Systems, Inc. 2000 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of CompuCom Systems, Inc. (the "Company") and its subsidiaries, (ii) individuals to whom an offer of employment has been extended, (iii) certain advisors who perform services for the Company or its subsidiaries, and (iv) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         1.       Administration

                  (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"). The Committee shall consist of two or more persons appointed by the Board, all of whom may be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

                  (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the Plan.

                  (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2.       Grants

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 (Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), and performance units as described in Section 8 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the basic form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3.       Shares Subject to the Plan

                  (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 3,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 800,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

                  (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than
 .5 down, in each case to the nearest whole number. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4.       Eligibility for Participation

                  (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, individuals to whom an offer of employment has been extended ("New Hire"), and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

                  (b) Selection of Grantees. The Committee shall select the Employees, New Hires, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, New Hires, Key Advisors, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

         5.       Granting of Options

                  (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, New Hires, Non-Employee Directors, and Key Advisors.

                  (b) Type of Option and Price.

                           (i) The Committee may grant Incentive Stock Options
that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code, Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, New Hires, Non-Employee Directors, and Key Advisors.

                           (ii) The purchase price (the "Exercise Price") of
Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                           (iii) If the Company Stock is publicly traded, then,
except as otherwise determined by the Committee, the following rules regarding the determination of Fair Market Value per share apply:

                                    (x) if the principal trading market for the
                           Company Stock is a national securities exchange or the Nasdaq National Market, the mean between the highest and lowest quoted selling prices on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or

                                    (y) if the Company Stock is not principally
                           traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

                  (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Exercisability of Options.

                           (i) Options shall become exercisable in accordance
with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                           (ii) Notwithstanding the foregoing, the Option may,
but need not, include a provision whereby the Grantee may elect at any time while an Employee, Non-Employee Director, or Key Advisor to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price, and any other restrictions the Committee determines to be appropriate.

                  (e) Termination of Employment, Disability or Death.

                           (i) Except as provided below, an Option may only be
exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability," death or "termination for cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                           (ii) In the event the Grantee ceases to be employed
by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

                           (iii) In the event the Grantee ceases to be employed
by the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                           (iv) If the Grantee dies while employed by the
Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                           (v) For purposes of Sections 5(e), 6, 7, and 8:

                                    (A) "Company," when used in the phrase
                  "employed by the Company," shall mean the Company and its parent, subsidiary corporations, and any business venture in which the Company has a significant interest.

                                    (B) "Employed by the Company" shall mean
                  employment or service as an Employee of the Company or any subsidiary or business venture in which the Company has a significant interest, Key Advisor, or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee of the Company or any subsidiary or business venture in which the Company has a significant interest, Key Advisor, and member of the Board), unless the Committee determines otherwise. The Committee's determination as to a participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, or reemployment shall be conclusive on all persons unless determined to be incorrect.

                                    (C) "Disability" shall mean a Grantee's
                  becoming disabled within the meaning of section 22(e)(3) of the Code.

                                    (D) "Termination for cause" shall mean the
                  determination of the Committee that any one or more of the following events has occurred:

                                    (1) the Grantee's conviction of any act
                  which constitutes a felony under applicable federal or state law, either in connection with the performance of the Grantee's obligations on behalf of the Company or which affects the Grantee's ability to perform his or her obligations as an employee, board member or advisor of the Company or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between the Grantee and the Company (any such agreement or covenant being herein referred to as an "Employment Agreement");

                                    (2) the Grantee's willful misconduct in
                  connection with the performance of his or her duties and responsibilities as an employee, board member or advisor of the Company or under any Employment Agreement, which willful misconduct is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

                                    (3) the Grantee's commission of an act of
                  embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Company;

                                    (4) the Grantee's substantial and continuing
                  neglect, gross negligence or inattention in the performance of his or her duties as an employee, board member or advisor of the Company or under any Employment Agreement which is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

                                    (5) the Grantee's unauthorized use or
                  disclosure or any trade secret or confidential information of the Company which adversely affects the business of the Company, provided that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph;

                                    (6) the Grantee's material breach of any of
                  the provisions of any Employment Agreement, which material breach is not cured by the Grantee within 10 days of his or her receipt of a written notice from the Company specifying such material breach; or

                                    (7) the Grantee has voluntarily terminated
                  his or her employment or service with the Company and breaches his or her noncompetition agreement with the Company.

                  (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a written notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee:

                           (i) in cash,

                           (ii) by delivering shares of Company Stock owned by
the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price,

                           (iii) by payment through a broker in accordance with
procedures permitted by Regulation T of the Federal Reserve Board, or

                           (iv) by such other method of payment as the Committee
may approve.

                           Shares of Company Stock used to exercise an Option
shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) at the time of exercise.

                  (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         6. Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

                  (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

                  (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

                  (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 10(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

                  (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

         7. Stock Appreciation Rights

                  (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

                  (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

                  (c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

                  (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

                  (e) Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         8. Performance Units

                  (a) General Requirements. The Committee may grant performance units ("Performance Units") to a Grantee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

                  (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

                  (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

                  (d) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         9. Qualified Performance-Based Compensation.

                  (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this Section 9 shall apply to Grants of Performance Units and Restricted Stock that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

                  (b) Performance Goals. When Performance Units or Restricted Stock that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Reorganization, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

                  (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

                  (d) Maximum Payment. If Restricted Stock, or Performance Units measured with respect to the fair market value of the Company Stock, are granted, not more than 500,000 shares may be Granted to any Grantee for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to a Grantee with respect to a Performance Period is $1,000,000.

                  (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

         10. Withholding of Taxes

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the

Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

                  (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         11. Transferability of Grants

                  (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         12. Reorganization of the Company.

                  (a) Reorganization. As used herein, a "Reorganization" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

                  (b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the

Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

                  (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

                  (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

         13. Change of Control of the Company.

                  (a) As used herein, a "Change of Control" shall be deemed to have occurred if

                         (i) Any "person" (as such term is used in Sections
13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or

                         (ii) Any person has commenced a tender offer or
exchange offer for a majority of the voting power of the then outstanding shares of the Company.

                  (b) Notice and Acceleration. Unless the Committee determines otherwise, a Change of Control shall not result in the acceleration of vesting of outstanding Options and SARs, the removal of restrictions and conditions on outstanding Restricted Stock grant, or any accelerated payments in connection with outstanding Performance Units.

                  (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or
(ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

                  (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         14. Requirements for Issuance or Transfer of Shares

                  (a) Shareholder's Agreement. The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

                  (b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         15. Amendment and Termination of the Plan

                  (a) Amendment. The Board may amend or terminate the Plan at any time.

                  (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         16. Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         17. Rights of Grantees

         Nothing in this Plan shall entitle any Grantee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         18. No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         19. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         20. Effective Date of the Plan

         Subject to the approval of the Company's shareholders, the Plan shall be effective on February 16, 2000.

         21. Miscellaneous

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make

Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the state of Texas.

                                                                       Exhibit B

                             COMPUCOM SYSTEMS, INC.
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN


The following constitute the provisions of the Employee Stock Purchase Plan of CompuCom Systems, Inc.

         1. PURPOSE. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code (as defined below). The provisions of the Plan shall be construed accordingly, so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2.       DEFINITIONS.

                  (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

                  (e) "Committee" shall mean the committee appointed pursuant to PARAGRAPH 11.

                  (f) "Company" shall mean CompuCom Systems, Inc., a Delaware corporation, or any successor which adopts this Plan.

                  (g) "Compensation" shall mean the base pay or regular straight-time earnings plus commissions, and overtime, but excluding any imputed benefits or pay, bonuses, relocation expense, expense reimbursements, or other similar items. Compensation in excess of $75,000 per offering period will be disregarded.

                  (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of PARAGRAPH 9(b).

                  (i) "Designated Subsidiary" shall mean any Subsidiary that has adopted the Plan in accordance with PARAGRAPH 29.

                  (j) "Eligible Employee" shall have the meaning defined in PARAGRAPH 3(a).

                  (k) "Employee" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and for more than five months in the calendar year by an Employer and whose wages are subject to withholding for purposes of federal income taxes.

                  (l) "Employer" shall mean the Company and each of its Designated Subsidiaries.

                  (m) "Enrollment Date" shall mean the first day of each Offering Period.

                  (n) "Exercise Date" shall mean the last day of each Offering Period.

                  (o) "Exercise Price" shall have the meaning as defined in PARAGRAPH 6(b).

                  (p) "Offering Period" shall mean that period to be determined by the Committee beginning on the date Eligible Employees are offered the opportunity to purchase Shares hereunder. The first Offering Period shall begin on July 1, 1998, and shall end on December 31, 1998. Until changed by the Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each six calendar month period beginning on each January 1 and July 1 of a calendar year, starting with January 1, 1999, and shall end on the end of such six month period.

                  (q) "Participant" shall mean an Eligible Employee who has elected to participate herein by authorizing payroll deductions pursuant to PARAGRAPH 4.

                  (r) "Payroll Deduction Account" shall mean the separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to PARAGRAPH 5.

                  (s) "Plan" shall mean the CompuCom Systems, Inc. Employee Stock Purchase Plan.

                  (t) "Share" shall mean a share of Common Stock.

                  (u) "Subscription Agreement" shall have the meaning as defined in PARAGRAPH 4(a).

                  (v) "Subsidiary" shall mean a corporation, domestic or foreign, of which at the time of the granting of the option pursuant to PARAGRAPH 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       ELIGIBILITY.

                  (a) General Rule. Any Employee on an Enrollment Date shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of PARAGRAPH 4(a) and the limitations imposed by Section 423(b) of the Code.

                  (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be an Eligible Employee if:

                           (i) Immediately after the grant, such Employee (or
                  any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this PARAGRAPH 3(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with Section 423(b)(3) of the Code; or

                           (ii) Such option would permit such Employee's right
                  to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

         4.       PARTICIPATION.

                  (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions, in a form substantially similar to EXHIBIT A attached to this Plan ("Subscription Agreement"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period.

                  (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in PARAGRAPH 9.

                  (c) An Eligible Employee may waive his or her right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this PARAGRAPH, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods.

         5.       PAYROLL DEDUCTIONS.

                  (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than 1% nor more than 10% of the Compensation which he or she receives on each pay date during the Offering Period.

                  (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.

                  (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to PARAGRAPH 9 are permitted.

         6.       GRANT OF OPTION.

                  (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase up to a number of Shares determined by dividing ten percent (10%) of the Participant's Compensation by the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in PARAGRAPH 3(b) or PARAGRAPH 10(a) hereof. The fair market value of a Share shall be determined as provided in PARAGRAPH 6(b).

                  (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee, but shall not be less than the lower of: (i) 85% of the fair market value of a Share on the Enrollment Date, or (ii) 85% of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be the closing price of such Share as reported by the National Association of Securities Dealers, Incorporated Automated Quotations, Incorporated ("Nasdaq") National Market System or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Shares cease to be traded on a national exchange. If the Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with Section 423 of the Code or the regulations thereunder.

                  (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.

         7. EXERCISE OF OPTION. The Participant's option for the purchase of Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in PARAGRAPH 9. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant.

         8. DELIVERY. As soon as practicable after the Exercise Date, the Committee shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option.

         9.       WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                  (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Committee on a form substantially similar to EXHIBIT B attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account that have not yet been used to purchase Shares will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Offering Period in which the withdrawal occurs. No further payroll deductions or the purchase of shares will be made during the Offering Period.

                  (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds 90 days, such Participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

                  (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.

         10.      SHARES.

                  (a) The maximum number of Shares which shall be made available for sale under the Plan shall be 2,000,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in PARAGRAPH 16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.

                  (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.

                  (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.

         11. ADMINISTRATION. The Plan shall be administered by a Committee appointed by the Board. Such Committee shall have all powers with respect to the Plan, except for amending or terminating the Plan as set forth in PARAGRAPH 17 hereof.

                  (a) Each member of the Committee shall serve until his or her successor is appointed. Any member of the Committee may be removed at any time by the Board, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign by giving 30 days written notice to the Company.

                  (b) The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Committee.

                  (c) The Committee shall have the following powers and duties:

                           (1) To direct the administration of the Plan in
                  accordance with the provisions herein set forth;

                           (2) To adopt rules of procedure and regulations
                  necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

                           (3) To determine all questions with regard to rights
                  of Employees and Participants under the Plan, including, but not limited to, the eligibility of an Employee to participate in the Plan;

                           (4) To enforce the terms of the Plan and the rules
                  and regulations it adopts;

                           (5) To direct the distribution of the Shares
                  purchased hereunder;

                           (6) To furnish the Employer with information which
                  the Employer may require for tax or other purposes;

                           (7) To engage the service of counsel (who may, if
                  appropriate, be counsel for an Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

                           (8) To prescribe procedures to be followed by
                  Participants in electing to participate herein;

                           (9) To receive from each Employer and from Employees
                  such information as shall be necessary for the proper administration of the Plan;

                           (10) To maintain, or cause to be maintained, separate
                  accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

                           (11) To interpret and construe the Plan.

         12.      DESIGNATION OF BENEFICIARY.

                  (a) A Participant may file a written designation of a beneficiary (as indicated in the Subscription Agreement or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

                  (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

         13. TRANSFERABILITY. Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in PARAGRAPH 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with PARAGRAPH 9.

         14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         15. REPORTS. Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan. Statements of Payroll Deduction Account will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company. Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.

         In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this PARAGRAPH shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

         17. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its stockholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or
Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as required.

         18. NOTICES. All notices or other communications by a Participant to the Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

         19. STOCKHOLDER APPROVAL. Commencement of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchased pursuant to the Plan, and all rights of all Participants.

         20. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         21. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in PARAGRAPH 19. It shall continue in effect for a term of ten years unless sooner terminated under PARAGRAPH 17.

         22. NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.

         23. SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         24. WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

         25. SUCCESSORS AND ASSIGNS. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, and upon the Employer, its successors and assigns.

         26. HEADINGS. The titles and headings of the Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         27. GOVERNING LAW. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

         28. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board nor any member of the Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

         29. PARTICIPATING EMPLOYERS. This Plan shall constitute the employee stock purchase plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least 30 days prior to such Enrollment Date.

         30. NO GUARANTEE OF INTERESTS OR TAX TREATMENT. Neither the Committee nor the Company guarantees the Common Stock from loss or depreciation. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.

         31. PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.


         IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed effective this day of , 1998.


                                            COMPUCOM SYSTEMS, INC.


ATTEST:                                     By:
                                               --------------------------------
                                               Its
-------------------------------                   -----------------------------
Secretary

                                    EXHIBIT A

                             COMPUCOM SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

         I, ___________________, have read the attached prospectus explanation of the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Plan"). I have decided to participate. I wish to purchase that number of shares of CompuCom Systems, Inc. common stock, $.01 par value (the "Shares") that can be purchased with ______% of my Compensation(1) (select the percentage of your compensation from 1 to 10, in increments of 1, that you elect to contribute).

         In order to pay for the Shares that I have elected to purchase, I hereby authorize my Employer to deduct the percentage of my Compensation that I specified above from my pay each pay period while this election is in effect.

         I understand that said payroll deductions shall be accumulated for the purchase of the Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I otherwise withdraw from the Offering Period or the Plan.

         I have received a copy of the CompuCom Systems, Inc.'s most recent prospectus that describes the Plan and a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

         I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

         BENEFICIARY DESIGNATION. In the event of my death, I hereby designate the following as my beneficiary to receive all payments and Shares due me and not yet paid or issued under the Plan, pursuant to PARAGRAPH 12 of the Plan:


----------------------------------

----------------------------------

Name and Address of Participant:

----------------------------------

----------------------------------

Signature:

----------------------------------          Date:
                                                 ------------------------------

--------
(1) Please refer to the Plan document for definitions of capitalized words that are not defined in this Subscription Agreement.

                                    EXHIBIT B

                             COMPUCOM SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL


The undersigned Participant(2) in the Offering Period of the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Plan") which began on _________________, 19___ (the "Enrollment


--------
(2) Please refer to the Plan document for definitions of capitalized words that are not defined in this Notice of Withdrawal

Date") hereby notifies the Committee that effective on the later of __________________, 19___ (the "Withdrawal Date") or the date this form is received by the Committee, he or she withdraws from the Offering Period.

The undersigned hereby directs CompuCom Systems, Inc. (the "Company") to pay to the undersigned as promptly as possible following the Withdrawal Date all the payroll deductions credited to his or her Payroll Deduction Account with respect to such Offering Period. The undersigned understands and agrees that upon withdrawing from the Offering Period no further payroll deductions will be made for the purchase of shares in such Offering Period.

Name and Address of Participant:

----------------------------------

----------------------------------

----------------------------------

Signature:

----------------------------------
Date:
     -----------------------------